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                                                                    EXHIBIT 99.2

                         CONSENT OF NOMINATED DIRECTOR

     The undersigned hereby consents to his nomination to serve on the Board of Directors of SKECHERS U.S.A., INC. and to all references to said nomination included in or made a part of this Registration Statement.



                                                  /s/ JOHN J. QUINN
                                          --------------------------------------
                                                      John J. Quinn

April 8, 1999